Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K and, if not defined in the Form 8-K, the Proxy Statement. Unless the context otherwise requires, the “Company” refers to Cyxtera Technologies, Inc. after the Closing, and Starboard Acquisition Value Corp. prior to the Closing.

Introduction

The following unaudited pro forma condensed combined financial statements of SVAC present the combination of the financial information of SVAC and Cyxtera, adjusted to give effect to the Business Combination and consummation of the transactions contemplated by the Merger Agreements (collectively, the “Transactions”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

SVAC is a blank check company incorporated in Delaware on November 14, 2019. SVAC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. At March 31, 2021, there was $404.5 million held in SVAC’s trust account.

Cyxtera was incorporated in Delaware on February 22, 2017 and became a wholly owned subsidiary of SVAC upon the closing of the Business Combination. Cyxtera is a global data center leader in retail colocation and interconnection services headquartered in Miami, Florida. As of March 31, 2021, the company operates a footprint of 61 data centers in 29 markets around the world, providing services to more than 2,300 leading enterprises, service providers, and U.S. federal government agencies. Cyxtera brings proven operational excellence, global scale, flexibility, and customer-focused innovation together to provide a comprehensive portfolio of data center and interconnection solutions.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Transactions occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 present pro forma effect to the Transactions as if they had been completed on January 1, 2020.

The unaudited pro forma combined financial statements do not necessarily reflect what SVAC’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of SVAC. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with SVAC’s and Cyxtera’s audited and unaudited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SVAC,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cyxtera” and other financial information incorporated by reference in this Form 8-K.

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Cyxtera has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•

Cyxtera’s ultimate stockholders prior to the Business Combination collectively have the majority and greatest voting interest in the combined entity after giving effect to the Business Combination with approximately 64% voting interest;

•	after giving effect to the proposed Business Combination, the largest individual minority stockholder of the combined entity is an existing ultimate stockholder of Cyxtera;

•

Cyxtera’s existing directors and individuals designated by existing Cyxtera stockholders represent the majority of the combined company’s board of directors since pursuant to the Merger Agreement, Cyxtera has the right to designate certain initial members of the board of directors of the post-combination company immediately after giving effect to the transactions;

•	Cyxtera’s senior management is the senior management of the combined company;

•	Cyxtera is the larger entity based on total assets, historical revenue and operating results, and total number of employees; and

•	Cyxtera’s operations prior to the Business Combination comprise the only ongoing operations of the combined entity.

Under this method of accounting, SVAC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Cyxtera issuing stock for the net assets of SVAC, accompanied by a recapitalization. The net assets of SVAC are stated at historical cost, with no goodwill or other intangible assets recorded.

Description of the Transactions

The aggregate consideration for the Business Combination was approximately $1.1 billion, paid in the form of shares of Class A common stock. The following summarizes the consideration:

Total shares transferred at Closing (a)	106,100,000
Value per share (b)	$10.00

Total Share Consideration	$1,061,000,000

(a)

In addition to the 106.1 million consideration shares, the Cyxtera Stockholder also was assigned the right to purchase up to 3.75 million shares of Class A common stock at an exercise price of $10.00 a share during the six month period following the close of the Business Combination.

(b)

Share consideration is calculated using a $10.00 reference price. The closing share price on the date of the consummation of the Merger Transaction was $9.55. As the Merger Transaction was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

The following summarizes the unaudited pro forma common shares outstanding at Closing:

Ownership

Ownership	Shares Outstanding	%
SVAC Public Stockholders	14,246,562	8.6%
SVAC Sponsor, management and board	10,105,863	6.1%
Cyxtera Stockholder	106,100,000	63.9%
PIPE Investors	25,000,000	15.1%
Backstop Investors	10,526,315	6.3%

Total Shares at Closing (a)	165,978,740

(a)	Excludes 27.7 million unissued shares, of which 20.2 million is reserved for outstanding warrants and 7.5 million reserved for optional shares rights.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 are based on the historical financial statements of SVAC and Cyxtera. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in millions)

	Historical
	As of March 31, 2021				As of March 31, 2021
	SVAC	Cyxtera	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Assets:
Current assets:
Cash	$1.9	$113.6	$404.5	(A)	$96.0
			(55.8)	(B)
			250.0	(C)
			(0.3)	(D)
			(456.0)	(J)
			100.0	(L)
			(261.9)	(M)
Accounts receivable, net	—	12.6			12.6
Prepaid and other current assets	0.2	38.9	(0.2)	(E)	38.9

Total current assets	2.1	165.1	(19.7)		147.5
Property, plant and equipment, net	—	1,554.0			1,554.0
Goodwill	—	763.0			763.0
Intangible assets, net	—	569.7			569.7
Other assets	—	24.0	(5.2)	(B)	18.8
Investments held in trust account	404.5	—	(404.5)	(A)	—

Total assets	$406.6	$3,075.8	$(429.4)		$3,053.0

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$0.6	$48.2	$(0.4)	(B)	$48.2
			(0.2)	(D)
Accrued expenses	—	91.0	(3.2)	(B)	84.3
			(0.1)	(D)
			(3.4)	(J)
Franchise tax payable	—	—	—	(D)	—
Current portion of long-term debt, capital leases and other financing obligations	—	58.1			58.1
Deferred revenue	—	59.9			59.9
Other current liabilities	—	7.0			7.0

Total current liabilities	0.6	264.2	(7.3)		257.5
Deferred legal fees	0.3	—	(0.3)	(B)	—
Deferred underwriting commissions in connection with the initial public offering	18.2	—	(18.2)	(B)	—
Derivative liabilities	34.3	—	(2.8)	(N)	31.8
			—	(O)
			0.3	(P)
Long-term debt, net of current portion	—	1,310.4	(452.6)	(J)	863.6
			5.8	(K)
Capital leases and other financing obligations, net of current portion	—	927.3			927.3
Deferred income taxes	—	64.9			64.9
Other liabilities	—	99.6			99.6

Total liabilities	53.4	2,666.4	(475.1)		2,244.7

Commitments and contingencies

Class A common stock, $0.0001 par value; shares subject to possible redemption	348.2	—	(348.2)	(F)	—
Stockholders’ equity:
Common shares, $0.01 par value; 1,000 shares authorized; 0.88 of a share issued and outstanding as of March 31, 2021	—	—	—	(G)	—
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—			—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 5,607,535 shares issued and outstanding (excluding 34,815,918 shares subject to possible redemption)	—	—	—	(F)	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 10,105,863 shares issued and outstanding	—	—	—	(H)	—
Class A Common stock (New)	—	—	—	(C)	—
			—	(F)
			—	(G)
			—	(H)
			—	(L)
Additional paid-in capital	20.1	1,408.6	(31.1)	(B)	1,813.3
			250.0	(C)
			348.2	(F)
			—	(G)
			(23.1)	(I)
			100.0	(L)
			(261.9)	(M)
			2.8	(N)
			—	(O)
			(0.3)	(P)
Accumulated other comprehensive income	—	16.9			16.9
Accumulated deficit	(15.1)	(1,016.1)	(7.8)	(B)	(1,021.9)
			(0.2)	(E)
			23.1	(I)
			(5.8)	(K)

Total stockholders’ equity	5.0	409.4	393.9		808.3

Total liabilities and stockholders’ equity	$406.6	$3,075.8	$(429.4)		$3,053.0

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in millions, except share and per share data)

	Historical
	Three Months Ended March 31, 2021				Three Months Ended March 31, 2021
	SVAC	Cyxtera	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Revenues	$—	$172.9			$172.9
Operating costs and expenses:
Cost of revenues, excluding depreciation and amortization	—	98.4			98.4
Selling, general and administrative expenses	1.0	27.6	(1.0)	(AA)	27.6
Franchise tax expense and administrative expenses – related party	0.1	—	(0.1)	(AA)	—
Depreciation and amortization	—	60.6			60.6
Restructuring, impairment, site closures and related costs	—	8.1			8.1

Total operating cost and expenses	1.1	194.7	(1.1)		194.7

(Loss) income from operations	(1.1)	(21.8)	1.1		(21.8)
Interest expense, net	—	(43.2)	7.6	(CC)	(35.1)
			0.5	(HH)
Other expenses, net	—	(0.5)			(0.5)
Change in fair value of derivative liabilities	13.0	—	(4.0)	(FF)	8.9
			(0.1)	(GG)
Net gain from investments held in Trust Account	0.1	—	(0.1)	(BB)	—

Income (loss) from operations before income taxes	12.0	(65.5)	5.0		(48.5)
Income tax (expense) benefit	—	12.9	(2.0)	(EE)	10.9

Net income (loss)	$12.0	$(52.6)	$3.0		$(37.6)

Weighted average shares outstanding of Class A common stock	40,423,453				165,978,740

Basic and diluted net income per share	$—				$(0.23)

Weighted average shares outstanding of Class B common stock	10,105,853

Basic and diluted net income per share	$1.19

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in millions, except share and per share data)

	Historical
	Year Ended December 31, 2020				Year Ended December 31, 2020
			Transaction
			Accounting
			Adjustments		Pro Forma
	SVAC	Cyxtera	(Note 2)		Combined
Revenues	$—	$690.5			$690.5
Operating costs and expenses:
Cost of revenues, excluding depreciation and amortization	—	390.5			390.5
Selling, general and administrative expenses	0.2	115.5	(0.2)	(AA)	115.5
Franchise tax expense	0.2	—	(0.2)	(AA)	—
Depreciation and amortization	—	231.8			231.8
(Recovery) Impairment of notes receivable from affiliate	—	(97.7)			(97.7)

Total operating cost and expenses	0.4	640.1	(0.4)		640.1

(Loss) income from continuing operations	(0.4)	50.4	0.4		50.4
Interest expense, net	—	(169.4)	31.6	(CC)	(143.9)
			(6.1)	(DD)
Other expenses, net	—	(0.3)			(0.3)
Change in fair value of derivative liabilities	(26.3)	—	6.8	(FF)	(19.7)
			(0.2)	(GG)
Offering costs associated with derivative liabilities	(0.6)	—			(0.6)
Net gain from investments held in Trust Account	0.2	—	(0.2)	(BB)	—

Loss from operations before income taxes	(27.1)	(119.3)	32.3		(114.1)
Income tax expense	—	(3.5)	(6.2)	(EE)	(9.7)

Net loss	$(27.1)	$(122.8)	$26.1		$(123.8)

Weighted average shares outstanding of Class A common stock	40,058,214				165,978,740

Basic and diluted net income per share Weighted average shares outstanding of	$—				$(0.75)

Class B common stock	9,302,148

Basic and diluted net income per share	$(2.91)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, SVAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Cyxtera issuing stock for the net assets of SVAC, accompanied by a recapitalization with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Transactions occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 present pro forma effect to the Transactions as if they had been completed on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•

SVAC’s audited consolidated balance sheet as of December 31, 2020 and the audited consolidated statement of operations for the year ended December 31, 2020 and the related notes as of and for the year ended December 31, 2020 incorporated by reference in this Form 8-K;

•

Cyxtera’s audited consolidated balance sheet as of December 31, 2020 and the audited consolidated statement of operations for the year ended December 31, 2020 and the related notes for the year ended December 31, 2020 incorporated by reference in this Form 8-K;

•

SVAC’s unaudited condensed consolidated balance sheet as of March 31, 2021 and the unaudited condensed consolidated statement of operations for the three months ended March 31, 2021 and the related notes for the three months ended March 31, 2021 incorporated by reference in this Form 8-K; and

•

Cyxtera’s unaudited condensed consolidated balance sheet as of March 31, 2021 and the unaudited condensed consolidated statement of operations for the three months ended March 31, 2021 and the related notes for the three months ended March 31, 2021 incorporated by reference in this Form 8-K.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that Cyxtera believes are reasonable under the circumstances.

The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Cyxtera believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Cyxtera. They should be read in conjunction with the historical financial statements and notes thereto of SVAC and Cyxtera.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to reflect the accounting for the Transactions in accordance with accounting principles generally accepted in the United States of America.

The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Cyxtera filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Cyxtera’s shares outstanding, assuming the Transactions occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A) Reflects the reclassification of $404.5 million of cash held in the SVAC’s Trust Account that becomes available at closing of the Business Combination. This is before the paydown discussed in tick mark (D) below.

(B) Reflects the settlement of approximately $55.8 million of estimated transaction costs at the closing in connection with the Transactions inclusive of $5.7 million of PIPE fees, $42.3 million of underwriting fees and related costs associated with the securities offering and related capital raise, and $7.8 million of SVAC investment banking fees, attorney fees, and other professional fees, including approximately $5.7 million of fees which were contingent upon the consummation of the Business Combination which were not previously accrued. Of the total, $31.1 million is adjusted against additional paid in capital after considering the amounts previously recorded on SVAC’s balance sheet and $5.2 million of Cyxtera’s deferred costs on its balance sheet. The SVAC investment banking fees, attorney fees, and other transaction related professional fees incurred in connection with the Business Combination are recorded to accumulated deficit. Where applicable, no amount appears in the pro forma adjustments due to rounding convention.

(C) Reflects the gross proceeds of $250 million from the issuance of 25,000,000 shares of Class A common stock, with par value of $0.0001 in the PIPE based on commitments received which was offset by the PIPE fee included in tick mark (B). No amounts appear in the pro forma adjustments for common stock par value or additional paid-in capital, as applicable, due to rounding convention.

(D) Reflects the paydown of SVAC accrued expenses and current liabilities at closing of the Business Combination. Where applicable, no amount appears in the pro forma adjustment due to rounding convention.

(E) Reflects the charge-off of SVAC’s prepaid expenses mainly attributed to D&O insurance.

(F) Reflects the elimination of SVAC Class A common stock outstanding immediately prior to the closing of the Business Combination to permanent equity Class A common stock, par value $0.0001 per share. Where applicable, no amounts appear in the pro forma adjustments for common stock par value or additional paid-in capital, as applicable, due to rounding convention.

(G) Reflects the recapitalization of Cyxtera’s equity and issuance of 106,100,000 shares of Class A common stock at $0.0001 par value per share as consideration for the reverse recapitalization. No amounts appear in the pro forma adjustments for common stock par value or additional paid-in capital, as applicable, due to rounding convention.

(H) Reflects the reclassification of the 10,105,863 SVAC Sponsor, management and board shares from Class B common stock to Class A common stock at $0.0001 par value per share as part of the reverse recapitalization. No amounts appear in the pro forma adjustments for common stock par value or additional paid-in capital, as applicable, due to rounding convention.

(I) Reflects the reclassification of SVAC historical accumulated deficit to additional paid in capital as part of the reverse recapitalization.

(J) Reflects the paydown of Cyxtera’s debt, specifically, extinguishment of the $310 million 2017 Second Lien Term Facility, a paydown of the $142.6 million outstanding balance on the Revolving Facility (as those terms are defined in Cyxtera’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2021 incorporated by reference in this Form 8-K) and related accrued interest of $3.4 million in connection with the Business Combination.

(K) Reflects the charge-off of deferred issuance costs associated with the payoff of Cyxtera’s 2017 Second Lien Term Facility in connection with the Business Combination.

(L) Reflects $100 million issuance of Class A common stock ($0.0001 par value per share) of forward purchase shares necessary to satisfy the Redemption Obligation, subject to the Maximum Backstop Commitment. No amounts appear in the pro forma adjustments for common stock par value or additional paid-in capital, as applicable, due to rounding convention.

(M) Reflects the elimination of Class A common stock paid out to redeeming shareholders.

(N) Reflects the elimination of SVAC’s forward purchase shares derivative liability. The forward purchase shares derivative liability is eliminated because $100,000,000 of Class A common shares are purchased by the forward purchasers under the forward purchase share commitment at $9.50 a share.

(O) Based on current information, management has evaluated the accounting for SVAC’s public and private placement warrants for the post-combination company under ASC 480 and ASC 815. After considering among other factors the redemption provisions of the warrants, management believes that the public and private placement warrants will continue to be accounted for as liabilities by the post-combination company under ASC 815-40. Accordingly, no pro forma adjustment to the SVAC public and private placement warrant liabilities is made.

(P) Reflects incremental private placement warrant liability for approximately 1.854 million of private placement warrants acquired by the forward purchasers in connection with the purchase of Class A common stock based on estimated fair value of $1.67 per private placement warrant.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 are as follows:

(AA) Reflects the elimination of SVAC’s administrative service fee paid to the Sponsor that ceases upon the closing of the Business Combination, as well as the elimination of the SVAC’s franchise tax expense.

(BB) Reflects the elimination of net gain from investment on SVAC’s Trust Account.

(CC) Reflects the removal of interest expense related to the payoff of $452.6 million of Cyxtera debt as a result of the Business Combination.

(DD) Reflects the charge-off of deferred issuance costs associated with the payoff of Cyxtera’s 2017 Second Lien Term Facility in connection with the Business Combination.

(EE) Reflects the effects on income tax (expense) benefit of the pro forma adjustments at the estimated effective tax rate. The estimated effective tax rate differs from the U.S. statutory tax rate due to certain expected permanent differences.

(FF) Reflects the reversal of “Change in fair value of derivative liabilities” related to the forward purchase shares derivative liability.

(GG) Reflects incremental “Change in fair value of derivative liabilities” related to the private placement warrants acquired by the forward purchasers in connection with the purchase of Class A common stock.

(HH) Reflects the removal of deferred issuance cost amortization related to the payoff of $452.6 million of Cyxtera debt as a result of the Business Combination.

3. Loss per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since January 1, 2020. As the Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared for the year ended December 31, 2020 and for the three months ended March 31, 2021:

(in millions except share and per share data)	Three Months Ended March 31, 2021	Year Ended Decmber 31, 2020
Pro forma net loss	$(37.6)	$(123.8)
Pro forma weighted average shares outstanding - basic and diluted	165,978,740	165,978,740
Pro forma net loss per share - basic and diluted	$(0.23)	$(0.75)
SVAC Public Stockholders	14,246,562	14,246,562
SVAC Sponsor, management and board	10,105,863	10,105,863
Cyxtera Stockholder	106,100,000	106,100,000
PIPE Investors	25,000,000	25,000,000
Forward Purchasers	10,526,315	10,526,315

Pro forma weighted average shares outstanding - basic and diluted (1)	165,978,740	165,978,740

(1) For the purposes of applying the if-converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants were exchanged for shares of Class A common stock. However, since this results in antidilution, the effect of such exchange was not included in the calculation of diluted loss per share. Class A common stock underlying the warrants are 20.2 million shares. In addition, in connection with the Optional Share Purchase Agreement, there are 7.5 million of options for the forward purchasers to purchase additional common equity at $10.00 per share after the close of the Business Combination. These antidilutive options have been excluded from the calculation of diluted loss per share.